EXHIBIT 10.61

TERMS OF DEFERRED STOCK UNIT AWARD AGREEMENT WITH CERTAIN EXECUTIVE OFFICERS

The form of Deferred Stock Unit Award Agreement (the “Agreement”), filed as Exhibit 10.6 to the Registrant's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2008, contains blanks where the executive's name, target number of shares, grant date, vesting date, performance period, shortened performance period start date, and months in term provided under the Agreement vary for each executive.

On January 20, 2016, performance share awards were granted providing certain executives the opportunity to earn common stock, the number of which is determined pursuant to, and subject to the attainment of, performance goals. The performance share awards were granted with a term of 36 months and vest on January 20, 2019. The performance period start date was January 1, 2016 thereby making the performance period January 1, 2016 through December 31, 2018. The target number of shares for each executive awarded performance shares on January 20, 2016 is listed below.

Executive Officer	Target number of shares
Joseph J. MarcAurele	9,500
David V. Devault	4,500
Edward O. Handy, III	4,600
James M. Hagerty	3,100
Mark K.W. Gim	3,100
Barbara J. Perino	2,300
Kristen L. DiSanto	2,100
Debra A. Gormley	2,300
Mary E. Noons	2,200
William K. Wray	2,600